UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of report (Date of earliest event reported)  November 16, 2004

                               ATA Holdings Corp.
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Indiana
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                 (State or Other Jurisdiction of Incorporation)

     000-21642                                            35-1617970
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(Commission File Number)                       (IRS Employer Identification No.)

 7337 West Washington Street
     Indianapolis, Indiana                                46231
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(Address of Principal Executive Offices)               (Zip Code)

                                 (317) 247-4000
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On November 16, 2004, ATA Holdings Corp. (the "Company"), and its subsidiary, ATA Airlines, Inc. ("ATA"), entered into an Asset Acquisition Agreement with AirTran Airways, Inc. ("AirTran Airways"), by which AirTran Airways has agreed to acquire assets and assume liabilities relating to ATA's operations at Chicago-Midway Airport (the "AirTran Transaction"). The Company and ATA are currently operating as debtors-in-possession in Chapter 11 cases pending in Indianapolis.

The agreement also provides for assignment to AirTran Airways of leases at airports served by ATA from Midway, excluding Indianapolis International Airport and certain other airports which ATA expects to serve following its reorganization. AirTran Airways also has an option to purchase or assume leases for ground support and related equipment of ATA at Midway and the other airport locations whose leases are assumed. The parties expect the closing will occur on or before December 23, 2004.

The purchase price, excluding amounts to be paid for purchased equipment and assumed leases, is approximately $90 million, subject to adjustment. The purchase price will be paid as follows: approximately $42 million to the Company and approximately $7 million to the City of Chicago at closing; approximately $12 million to the Company on January 11, 2005; and approximately $7 million to the Company on April 1, 2005. In addition, up to a total of $22 million will be paid to the Company from closing through December 31, 2012 depending upon the frequency of certain AirTran Airways' flights to and from Midway.

ATA expects to maintain its current domestic flight service levels at Midway through January 11, 2005 and, subject to certain contingencies, to make available to AirTran Airways up to twelve of ATA's Boeing 737-800 aircraft on a "wet lease" basis for varying periods of time through approximately June 4, 2005. ATA also expects to continue to serve international destinations from Midway.

In addition, the parties intend to negotiate a number of agreements for an expanded relationship between them, including joint code sharing and joint marketing arrangements, an arrangement by which Chicago Express Airlines, Inc., a subsidiary of the Company, would support AirTran Airways' Midway operations, and agreements by which the parties would support each other's operations at certain airports. In addition, the agreement contemplates that the parties will negotiate an agreement for the assumption by AirTran Airways of responsibility for passenger tickets previously sold by ATA for air travel to or from Midway.

The agreement provides for the payment to AirTran Airways of a termination fee of approximately $3.25 million or reimbursement of its expenses up to $1 million if the agreement is terminated under certain circumstances, including, among others, the transfer of one or more of the assets and leases related to ATA's Midway operations to a third party or the sale or merger of the Company or ATA with a third party.

Any closing of the AirTran Transaction is subject to a number of conditions, including approvals by the Bankruptcy Court, the City of Chicago, the FAA and other affected regulatory authorities. In addition, it is possible that the Company will receive superior proposals to acquire all or part of the assets that are subject to the AirTran Transaction pursuant to Bid Procedures approved by the Bankruptcy Court on November 19, 2004. Other parties have indicated to the Bankruptcy Court that they intend to submit bids to purchase all or portions of the Company's assets by December 13, 2004.

On November 17, 2004, ATA closed a transaction (the "Financing Transaction") with the Indiana Transportation Finance Authority ("ITFA") that will provide ATA with over $15 million of debtor-in-possession (DIP) financing as it continues to negotiate a restructuring of its operations with lessors, creditors and other affected parties. The Company and ATA are currently operating as debtors-in-possession in a jointly-administered Chapter 11 case pending in Indianapolis.

Under the Financing Transaction, ATA sold property consisting primarily of aircraft parts, free and clear of any liens to the ITFA. The ITFA in turn leased that property to the IAA and the IAA subleased the property to ATA. ATA is obligated to repurchase the property upon the earlier to occur of the closing of the AirTran Transaction or Alternative Transaction, as defined in the Bid Procedures discussed above, expected to take place in late December, 2004, or February 15, 2005. As part of the repurchase of the property, ATA will reimburse the ITFA for interest on the funds it provided which carry interest at a variable rate, currently equal to approximately 3% per annum.

As part of the Financing Transaction, ATA has committed to continue to operate from its headquarters in Indianapolis, maintain substantial hub operations at Indianapolis International Airport, provide passenger service to destinations in Indiana and continue to employ a substantial number of Indianapolis-based employees. A breach of these covenants would likely require ATA to pay a fee of $1.5 million to the IAA.

The Financing Transaction was approved by the Bankruptcy Court on November 16, 2004.

Certain of the information contained in this report should be considered "forward-looking statements" within the meaning of the Private Securities
Litigation Reform Act of 1995 that reflect the Company's current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company's operations and business environments which may cause the actual results of the Company to be materially different from any future results expressed or implied in such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the Company's ability to obtain bankruptcy court approval with respect to motions in its Chapter 11 case; risks associated with obtaining the consents and other approvals required to consummate the transactions contemplated in the agreements with AirTran Airways for the sale of certain assets; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 case; risks associated with third parties seeking and obtaining bankruptcy court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the case to a Chapter 7 case; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company's ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 case on the Company's liquidity or results of operations; the ability of the Company to fund and execute its business plan and to attract, motivate and/or retain key executives and associates; the ability of the Company to attract and retain customers; demand for transportation in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war; labor costs; aviation fuel costs; competitive pressures on pricing (particularly from lower-cost competitors); weather conditions; government legislation and regulation; and other risks and uncertainties set forth from time to time in the Company's reports to the United States Securities and Exchange Commission.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies, and it is possible that the Company will be restructured in a manner that will substantially reduce or eliminate any remaining value. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Dated:  November 22, 2004

                                       ATA HOLDINGS CORP.



                                       By: /s/Brian T. Hunt
                                       --------------------
                                       Name:  Brian T. Hunt,
                                       Title: Vice President and General Counsel